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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The following consent is in the form that will be furnished by Deloitte & Touche LLP upon the consummation of the pending public offering of common stock described in Note 16 to the financial statements assuming that from August 30, 1999 to the effective date of such event no other material events have occurred that would affect the accompanying financial statements or require disclosure therein.

  "We consent to the use in this Registration Statement of American Home
  Mortgage Holdings, Inc. on Form S-1 of our report dated       , 1999 (
   , 1999 as to Note 16), appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

   Deloitte & Touche LLP
   Parsippany, New Jersey
        , 1999"

/s/ Deloitte & Touche LLP
Parsippany, New Jersey

August 30, 1999